As filed with the Securities and Exchange Commission on October 28, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LYNX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3161073 (I.R.S. Employer Identification Number)

25861 Industrial Blvd.
Hayward, CA 94545
(510) 670-9300

1992 STOCK OPTION PLAN
(Full title of the plan)

Edward C. Albini
Chief Financial Officer
Lynx Therapeutics, Inc.
25861 Industrial Blvd.
Hayward, California 94545
(510) 670-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Kitch, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Class of Securities	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
to be Registered	Registered (1)	Offering Price Per Share (2)	Price (2)	Registration Fee

Stock Options and Common Stock (par value $0.01 per share)	600,000 shares	$0.780	$468,000.00	$43.06

(1)	This Registration Statement shall cover any additional shares of common stock that become issuable under the 1992 Stock Option Plan, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or any similar transaction without receipt of consideration, which results in an increase in the number of shares of the outstanding common stock of Lynx Therapeutics, Inc.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market System October 23, 2002.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1992 Stock Option Plan, as amended (the “Plan”). The contents of the Registration Statements on Form S-8 Nos. 333-86634, 333-94872, 333-21997, 333-59157, 333-39480 and 333-63804 previously filed with the Securities and Exchange Commission on November 21, 1994, July 24, 1995, February 19, 1997, July 15, 1998, June 16, 2000 and June 25, 2001, respectively, are incorporated by reference herein. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the year ended December 31, 2001 are also incorporated by reference herein.

EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Company, as amended*
4.2	Bylaws of the Company, as amended*
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement
99.1	1992 Stock Option Plan, as amended

*	Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on August 14, 2000, and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, County of Alameda, State of California, on October 28, 2002.

LYNX THERAPEUTICS, INC

By:	/s/ Kevin P. Corcoran

Kevin P. Corcoran President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Corcoran and Edward C. Albini, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Corcoran Kevin P. Corcoran	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2002

/s/ Edward C. Albini Edward C. Albini	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 28, 2002

Craig C. Taylor	Chairman of the Board	October __, 2002

Marc D. Kozin	Director	October __, 2002

/s/ Sydney Brenner, M.B., D. Phil. Sydney Brenner, M.B., D. Phil	Director	October 28, 2002

/s/ James C. Kitch James C. Kitch	Director	October 28, 2002

/s/ Leroy Hood, M.D., Ph.D. Leroy Hood, M.D., Ph.D.	Director	October 28, 2002

/s/ David C. U’Prichard, Ph.D. David C. U’Prichard, Ph.D.	Director	October 28, 2002

/s/ Richard P. Woychik, Ph.D. Richard P. Woychik, Ph.D.	Director	October 28, 2002

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Company, as amended*
4.2	Bylaws of the Company, as amended*
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on signature pages to this Registration Statement
99.1	1992 Stock Option Plan, as amended

*	Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on August 14, 2000, and incorporated herein by reference.